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                                                                    EXHIBIT 23.5

                    CONSENT OF HOAK BREEDLOVE WESNESKI & CO.

     We hereby consent to the use of our opinion letter dated December 13, 1998 to the Board of Directors of STB Systems, Inc. included as Appendix F to the
Schedule 14A that forms a part of the Joint Proxy Statement/Prospectus relating to the proposed merger of STB Systems, Inc. with 3Dfx Interactive, Inc. and to the references to such opinion in such Joint Proxy Statement/Prospectus.

                                          HOAK BREEDLOVE WESNESKI & CO.

                                          By: /s/    Gregory Chapados
                                             -----------------------------------

Dallas, Texas
April 14, 1999